UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
(d)	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

US Antimony is pleased to announce the appointment of a new Chief Financial Officer, Kelly Stopher. With over 30 years experience in accounting and finance, Mr. Stopher’s career includes management and executive positions as Chief Financial Officer for Lee Read Jewelers, Inc. (Boise, ID), Account Executive for Aston Group (Vancouver, BC), Chief Financial Officer for Weldon Barber (Spokane, WA), , Business Relationship Manager for Wells Fargo (Spokane, WA) , CFO/Director for Jayhawk Energy, Inc. (Coeur d’Alene, ID) and CFO for Zenlabs Holdings, Inc. (Vancouver, BC).

Mr. Stopher presently occupies the position of Chief Financial Officer of Star Gold Corp., President of National Silver-Lead Mining, Co., and Chief Financial Officer of Epilog Imaging Systems, Inc. Mr. Stopher received an undergraduate degree from Washington State University and began his accounting career with Langlow Tolles & Co., PS (Tacoma, WA) where he passed all sections of the Certified Public Accountant examination.

Mr. Stopher is Managing Member at Palouse Advisory Partners LLC, a firm providing fractional CFO services, accounting and financial consulting for pre-IPO and publicly traded companies.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2021

UNITED STATES ANTIMONY CORPORATION

By:	/s/ John C. Gustavsen
John C. Gustavsen
Interim C.E.O.

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